                                                                  Exhibit No. 14






                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated January 14, 2000 with respect to PaineWebber Low Duration U.S. Government Income Fund and September 22, 2000 with respect to PACE Government Securities Fixed Income Investments in this Registration Statement on Form N-14 of PaineWebber PACE Select Advisors Trust.



                                                  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP


New York, New York
November 16, 2000